SECURITIES AND EXCHANGE COMMISSION

                        Washington, DC 20549

                               FORM 8-K

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):December 19, 2005

                        BAYMARK TECHNOLOGIES, INC.

       (Exact name of registrant as specified in its charter)



           UTAH                  0-10315               95-4091368
     (State or other         (Commission            (I.R.S. Employer
     jurisdiction of          File Number            Identification #)
     incorporation)

         7609 Ralston Road, Arvada, Colorado             80002
        (Address of principal executive offices)      (Zip Code)

   Registrant's telephone number, including area code: (303)422-8127

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

Section 1 - Registrant's Business and Operations


Item 1.01 Entry into a Material Definitive Agreement

     On December 16, 2005, the Company entered into a Plan and Agreement of Reorganization with JIG JIG, LLC (JIG) and its interest holders whereby the interest holders of JIG receive 30,000,000 shares of Common Stock in exchange for 100% interest in JIG. JIG is merging into BT Acquisitions, Inc. a newly formed subsidiary of Registrant. JIG holds intellectual property regarding implantable ocular lenses which correct vision and which, in application, avoid many of the disadvantages or limitations of laser alterations of the cornea. The intellectual property has not yet been FDA approved nor is it commercialized, and the Company intends to raise approximately $4,000,000 in a combination of debt and equity to capitalize its plan to commercialize its intellectual property and to achieve FDA approvals required.

         As a result of the Plan and Agreement of Reorganization, the Company received $475,000 in capital with which it settled all of the existing outstanding debt of the Company. Concurrently, the Company purchased 300,000 shares of common stock from Jon & Cathy Elliott for retirement to treasury.



Item 1.02 Termination of a Material Definitive Agreement

        None

Item 1.03 Bankruptcy or Receivership

        None


Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

        None

Item 2.02 Results of Operations and Financial Condition

        None

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

        None

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

        None

Item 2.05 Costs Associated with Exit or Disposal Activities

        None

Item 2.06 Material Impairments

        None

Section 3 - Securities Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

        None

Item 3.02 Unregistered Sales of Equity Securities

     The Company has authorized the issuance of 30,000,000 shares of Common Stock pursuant to the Plan and Agreement of Reorganization with JIG JIG, LLC
(JIG) a total of 30,000,000 shares will be issued to interest holders of JIG, in exchange for 100% of JIG. 5,000 shares each shall be issued to Wesley Whiting and Redgie Green as compensation for services as Directors in 2005. The Company is relying on the exemption from Registration under Sections 4(2) and 4(6) of the Securities Act of 1933 for the issuance of the shares.

Item 3.03 Material Modification to Rights of Security Holders

     The Company has decided to amend the Designation of Rights and Preferences of its Series A Preferred Stock to renew the conversion privilege to Common Stock and amend its terms. The holders of the Series A Preferred have unanimously approved the amendment. The amendment provides that Series A Preferred Stock holders have the right to convert to units on the basis of one share of Preferred to 16 shares of Common Stock and 4 Class A warrants exercisable at $2.00 per Common Share and 4 Class B Warrants exercisable at $5.00 per Common Share.

     No single holder of Series A shall be allowed to exercise its conversion privilege to an extent that immediately following the conversion, the holder would be beneficial owner of more than 9.999% of the outstanding Common Stock of the Company, after such conversion. Such restriction shall be continuing, but shall not prevent the exercise of the conversion privilege by a holder up to an amount that when combined with existing holdings, would not exceed 9.999% of the Company.

The Amendment has not yet been filed with the Secretary of State of Utah.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Account

        None

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

        None.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

As a result of the Plan and Agreement of Reorganization (Agreement) executed on December 16, 2005, the Company has experienced a Change of Control. The Company has authorized issuance of a total of 30,000,000 shares pursuant to the "Agreement". Thirty million shares are authorized to be issued as follows:


Name                                        Shares Owned               Percent
----                                        ------------               -------

George Rozakis                              3,521,964                 11.58%

Rozakis Family, LLC                         3,500,000 (1)             11.52%

Rozy Ventures, II                           3,044,703 (1)             10%

Jerry Kaeni                                 8,666,667                 28.5%

Igor Valyunin                               7,266,667                 23.9%

Alex Hatsis                                 2,000,000                  6.5%

Kavouria                                    2,000,000(2)               6.5%

(1) Controlled by Betty and. George Rozakis, the aggregate of the Rozakis family beneficial holdings are 23.1%.

(2)  Controlled by William Rozakis, the aggregate beneficial holdings are 16.5%.

Note: The percentages shown assume the retirement per the Plan and Agreement of Reorganization of 300,000, Common Shares and no conversion of Series A Preferred Stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Mssrs. George Rozakis, Jerry Kaeni, and Igor Valyunin have been appointed as Directors. Dr. George Rozakis is appointed President and CEO and William Rozakis is appointed Secretary of the Company. William Rozakis is Dr. Rozakis' son.

         The prior Directors, Jon Elliott, Wesley Whiting, and Redgie Green have resigned effective ten days after mailing the Notice to Shareholders as required under Section 14f of the Securities & Exchange Act of 1934. On December 16, 2005, Jon Elliott resigned as President and Wesley Whiting resigned as Vice President and Secretary.

         The biographical information of the new directors and officers is as follows:

GEORGE W. ROZAKIS MD - Dr. George W. Rozakis studied biomedical engineering at Case Western Reserve University and attended medical school at the Cornell Medical College and studied ophthalmology at the Duke Eye Center. He graduated from his residency program in 1987.

Soon after graduation, Dr. Rozakis became the second surgeon in United States to perform PRK surgery (LASIK's predecessor). This is a form of laser refractive surgery involving the lasering of the eye starting at its surface. He became involved in this project as a clinical investigator with Summit technologies and found that the procedure was effective, however produced a substantial amount of pain for the patient and the quality of vision was not as good as desired by the industry.

In 1992, he became aware of the new procedure call refractive lamellar keratoplasty. This procedure was the forerunner of LASIK refractive surgery. Dr. Rozakis learned this procedure from Dr. Ruiz in Bogota Colombia and brought it to the United States. He published a book on this subject call Refractive Lamellar Keratoplasty.

In 1994, he developed his own excimer laser to perform LASIK refractive surgery after seeing how refractive lamellar keratoplasty and the excimer laser could nicely combined forces to produce the LASIK procedure. During this time he patented certain methods and apparatuses surrounding the LASIK procedure, including a method to use the laser to treat the problem of bifocals. His colleagues, seeing his expertise in LASIK refractive surgery purchased lasers from him to also begin this exciting procedure. Together with these colleagues he helped establish the Keratomileusis Study Group, an international study group dealing with these types of procedures. Furthermore, during this period he worked extensively with the Food and Drug Administration regarding his research with LASIK.

In 1996, he reasoned that LASIK would not be the ideal surgical procedure for the very nearsighted. He identified a scientist in Moscow named Igor Valyunin. He teamed up with a group of business people as their medical director to take Dr. Valyunin's technology into the marketplace. In order to help fund this venture he formed the Vision Venture Fund (VVFI), an international group of physicians investing in early-stage ophthalmic technologies. Under his guidance VVF1 invested in International Vision Inc, the company structure to bring Igor's Russian phakic lens technology to the marketplace.

International Vision Inc. transferred the technology to the United States and acquired a California based manufacturing facility called Medennium. The Company utilized international data generated by Dr. Rozakis and his colleagues to bypass FDA Phase 1 and obtain a CE Mark in Europe. Today the United States marketing rights have been licensed to CIBA Novartis and the international rights to IOLTECH - Zeiss.

In 1998, he was voted by his peers to receive the Prof. Jose Ignacio Barraquer Award - an international award for his contribution to LASIK refractive surgery. He was also the national medical director of Lasersight Centers and has written and published multiple textbooks on refractive surgery.

Since then, Dr. Rozakis formed the second Vision Venture Fund 2 to continue identifying promising new technologies in the biotech industries. This venture fund currently has three portfolio companies. These companies are commercializing various products including implantable biosensors, hand-held portable laboratories, biochip said facility drug development, medical record and clinical trial software in the next-generation phakic lens. He has installed a specialized management team in each portfolio company who are responsible for the respective development.

Dr. Rozakis is also a member of the American Society of Cataract and Refractive Surgery, American Society of Ophthalmic Administrators, American Academy of Ophthalmology (Fellow), Research to Prevent Blindness, Ohio Ophthalmological Society, Cleveland Ophthalmological Society, European Society of Refractive Surgeons, Association for Research in Vision and Ophthalmology, American Medical Association, North Carolina Medical Society, International Society of Refractive Surgery, and the International Society of Ocular Surgeons. He has close to 50 publications in the areas of LASIK, phakic lenses and general refractive surgery. In addition, he has been a keynote speaker in all of the above areas and has trained or consulted hundreds of physicians in refractive surgery techniques and patient complications.

Dr. Rozakis continues to practice laser refractive and phakic refractive lens surgery in his office. His goals are to continue to champion phakic refractive lenses in the field of refractive surgery. He also has interests in the world of AntiAging medicine and is awaiting final patent approval of a novel method of treating patients who need to wear bifocals.


DR.IGOR VALYUNIN

Igor Valyunin - Dr. Valyunin was Chief Biopolymer Engineer at the Dr. Federov Eye Institute (MNTK) in Moscow, Russia and a key member of the group that invented phakic refractive lenses in the 1980's. He has over 20 years of experience in developing and manufacturing the lenses and has developed and patented in conjunction with Dr. Rozakis, the design of our lens.

In 1997, he held the patent on the PRL phakic lens that was licensed by International Vision, Inc. The company transferred the technology to the United States and subsequently acquired Medennium, Inc., a California manufacturing facility. The lens utilized international data to bypass Phase I FDA studies and is currently in FDA Phase III trials. The marketing rights were licensed to CIBA Novartis in the United States, and Zeiss Inc. internationally. Since that time, Igor developed a new generation of lenses, including product line extensions, to be commercialized by our company, Implantable Vision, Inc.

He received his degree from the Leningrad Technology Institute in Russia with a specialization in Chemistry, technology of organic synthesis. He also remained at the university and received an MBA equivalent degree.


JERRY KAENI - Mr. Kaeni is the founder, the president and CEO of Millennium Biomedical, Inc. (MBI), a California Corporation engaged in the business of developing and manufacturing ophthalmic medical devices since July of 1997. During his tenure, the company has successfully developed intraocular lenses
(IOL's), provided contract manufacturing, and marketed ophthalmic devices domestically and internationally. The company is FDA registered and has obtained five 510(k) for ophthalmic devices.

He has 22 years of experience in the ophthalmic device development and manufacturing. Prior to founding MBI he worked at IOLAB Corporation, a Johnson & Johnson company, for over 14 years managing projects vital to the success of the company including process transfer internationally, Supplier Management Product management, product and process development.

Prior to joining IOLAB Corporation Jerry Kaeni was the Engineering Manager at ESCO Corporation in Portland, Oregon. He was engaged in productivity improvements and product cost reduction projects, process development and costing. Jerry Kaeni has a degree in Engineering from Oregon Sate University.

WILLIAM ROZAKIS - Mr. Rozakis has spent the last six years involved in early staged medical device, biotechnology and information technology companies. He has raised several million dollars for multiple ventures and has assisted in the structuring, planning and documentation for each organization. He has also been involved in the clinical trial data organization process and developed a web-based trial & medical record expert software system. This robust platform has been exclusively licensed to Medical Logics, LLC and it is currently used for AntiAging evaluations and facilitating medical decisions made between experts and physicians for their patients. In addition, he has been involved in refractive surgery since 1995 and participated with Dr. Rozakis in the development of his laser and subsequent algorithms for customized LASIK treatments.

Mr. Rozakis graduated from Duke University with a degree in biomedical engineering and economics. At Duke, he has performed research in the areas of topography-guided LASIK, developed phakic lens clinical trial protocols, and designed an infant x-ray monitor to minimize radiation exposure in neonates. He has extensive experience in ASP, PHP, Linux, VBScript, JavaScript, SQL, database management and HTML programming.


Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

     The Company has amended its Articles of Incorporation to change the name of the Company to Implantable Vision, Inc.

     The Company intends to amend the Designation of Rights and Privileges of the Series A Preferred Stock as discussed in 3.03 above.

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

        None

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provi-sion of the Code of Ethics.


Section 6 - [Reserved]


Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

        None

Section 8 - Other Events

Item 8.01 Other Events

                                Executive Summary


The Company

The company intends to attempt to commercialize the Phakic Ocular Lens (inside-the-eye contact lens) to capture a portion of the refractive surgery market. The lens is designed to provide the surgeon and the patient with an alternative to LASIK that is not only reversible, but also provides a higher quality of vision. The lens is implanted inside the eye and directly behind the iris (the colored part of the eye). The procedure takes no longer than 10 minutes and if for some reason the results aren't satisfactory to the patient, then the lens can be quickly removed in a matter of seconds.

The technology for the Phakic Ocular Lens was developed by a refractive surgery and phakic lens pioneer, George W. Rozakis MD, and one of the original inventors of phakic lenses, Igor Valyunin, both of whom are part of the management of the Company, Dr. Rozakis, the CEO of the Company, combines experience in design and testing ocular products for the ophthalmic marketplace. Dr. Rozakis is a practicing Opthalmic surgeon in Ohio.

The company is currently finalizing product development. Clinical Trials preparatory to entering the European and other world markets are anticipated to begin in 6 months, with FDA trials to commence soon thereafter.

In addition, the company is also developing additional lenses to target the presbyopia (bifocal) market. Presbyopia is a natural condition that arises in people over 40 years of age that is currently treated with reading glasses. An estimated 90 million baby boomers in America will develop this condition in the next 10 years - approximately 40% of the entire American population. There are a few technologies currently available, however they do not produce high quality results and do not provide the physician or the patient the reversibility option.

The Market

Refractive Surgery is a $3 billion opportunity in the US, with a total worldwide market of almost $6 billion. LASIK is currently the most common refractive surgery procedure, however it is well known that the procedure is not as accurate and does not supply high-quality vision in patients who are very nearsighted or farsighted. An individual's vision ranges from -20 to +20 diopters. Lasik has shown to be very predictable from -6 to +4 diopters, however once outside this range, there is typically too much irreversible treatment required - resulting in secondary procedures (enhancements) and the quality of vision is accompanied with side effects, e.g. halos, night vision difficulty, dry eye, etc.

Further, many of ophthalmologists do not perform LASIK surgery due to high malpractice insurance premiums, high laser costs and safety concerns. However, they are constantly seeking alternative revenue streams to combat the rising malpractice insurance premiums coupled with reduced Medicare reimbursements. The availability of a reversible, low fixed-cost, predictable and effective refractive procedure could fill a significant need in the marketplace, in the opinion of management.

The Company's Proposed Product

The proposed product would be implanted directly behind the iris (colored part of the eye) and floats above the crystalline lens to induce the change of vision. The lens has unique features such that it may not require a preparatory laser surgical procedure called a laser iridotomy and it is completely reversible. This should make the lens much more convenient for physicians. The lens centers by way of its proprietary design and one-size-fits-all eyes. The procedure typically lasts no longer than 10 minutes and is done on an outpatient basis.

Note:  The  product is not yet FDA  approved.  THe FDA  approval  process of the product could take an indeterminate amount of time and expense, with no assurance of final approval and commercialization. Based upon managements experience with other products requiring FDA approval, management believes it can achieve FDA approval.

Implantation Procedure of Proposed Product

The surgical procedure begins at the point of the consultation with the patient. Patients who have degrees of nearsightedness of over 6 diopters (-6) will be explained to that the quality of vision to be expected after LASIK will not be as sharp and clear as an "inside the eye" contact lens. Management believes that this range will drop down to as low as 4 diopters. Other variables may motivate the patient to also consider inside the eye contact lenses, including dry eye, and the fear of irreversible damage to the cornea.

On the day of surgery, the patient will report to a surgical facility on an outpatient basis and have their pupils dilated. Initially, the surgical team will be very careful in the earlier phases and will sedate the patient and numb the eye so that there is no movement. With more experience, management anticipates that the procedure will be performed using only topical anesthesia and mild sedation.

A 3.0-3.2 mm incision is then made on the side of the cornea outside the field of vision. Two additional small incisions are made and the eye will be filled with a viscous material. A "shooter" will be then used to inject the lens into the eye. Instruments will then position the lens under the Iris (the colored part of the eye). Once the lens is positioned, the viscous material is removed and the procedure is completed.

The pupil is then constricted and antibiotic and steroid drops are used to expedite the healing process and protect from infection. The incisions do not require stitches and the procedure takes no more than 5 minutes in skilled hands.

Future Product Development

The Company's scientific team is currently developing additional lenses for the presbyopic (bifocals) market. In addition to modifying current products, the Company is developing and reviewing new intellectual property to enhance its patent position to position new technology in this large market.

Other Competitive Products

(Note:  These  competitive  products (or Procedures) are being marketed now)

The LASIK Procedure

The word "LASIK" is an acronym (therefore spelled in capital letters) for LASer In-situ Keratomileusis:

o Laser: intense, highly concentrated beam of light (an acronym for Light Amplification by Stimulated Emission of Radiation; however, now such a common word that it is seldom seen completely capitalized)
o        In-situ: Greek word meaning "in place"
o        Keratomileusis: combination of two Greek words:
o        kerato "the cornea"
o        mileusis "to shape"

Therefore, LASIK is "a light to shape the cornea in place" LASIK is a quick and virtually painless procedure, resulting in the majority of patients experiencing improved vision and a reduced dependency on corrective eyewear. Specifically, LASIK involves the use of laser light from an excimer laser (a "cool" laser) to permanently change the shape of the cornea. Ninety percent (90%) of the cornea is called the stroma, with an overlying layer of cells called the epithelium. A thin membrane separates the two and is called Bowman's membrane.

A corneal flap is first made and then lifted. The corneal reshaping takes place in the deeper part of the cornea below, called the stroma. Laser removal of stroma produces permanent reshaping of the cornea, thereby affecting its refractive power. After the reshaping step, the flap is then replaced without the need for sutures.

Other Phakic Lenses

The leading and only FDA approved phakic product on the market is AMO's Verisyse lens. Although it produces high quality of vision, its biggest setback is its requirement for large incisions that could cause astigmatism. In addition, the overall implantation process takes approximately 30 minutes and Ophthalmology is an industry which thrives on quick and simple procedures (our lens takes approximately 5-10 minutes). The Company's lens produces as good, if not better quality of vision and because of our ease of implantation, management feel confident that it can compete with this competitor.

Staar Surgical has a posterior chamber lens for which Dr. Valyunin was involved in its development. This lens sits behind the iris in the posterior chamber, however the problem is its requirement to mechanically fixate itself by pressing into the periphery of the eye. This pressure makes it difficult for this lens to properly seat. Furthermore, this lens touches the natural normal crystalline lens in the periphery and this pressure may cause derangement of fluid flow inside the eye which subsequently may causes cataract.

The PRL, developed by Medennium, is yet another competitor and a worthy competitor because Dr. Valyunin and Dr. Rozakis originally designed it. This lens floats inside the eye which makes it, in certain ways, in the opinion of management, superior to the Staar lens. The "floating" feature means that the lens does not apply pressure to the structures inside the eye and it rarely if ever touches the natural normal crystalline lens. However, this lens can produce glare and halo, although rare, and does require the creation of a hole in the iris made with a laser before implantation.

The Staar Surgical product and the PRL product are being sold in the international market, but are not approved yet by FDA.

The Company believes its lens design is superior to the competition because it meets all of the criteria of the optimal product: fast, safe and easy to implant while providing optimal quality of vision. The management team is very experienced with all of the competition's products and believes that its lens could be a strong competitive option in the refractive surgery market.

Lens vs. LASIK comparison (based upon managment and industry experience)





Lens Benefits over LASIK                                Potential LASIK Complications
------------------------                                -----------------------------
o        Reversibility (Very Important)                 o        Ectasia - every LASIK patient is
o        Quality of vision is better (or at least as             susceptible to this even if the procedure
         good) as LASIK                                          is done perfectly.  This condition causes
o        Accuracy                                                the cornea starts to change its shape
o        Simplicity of Future Cataract IOL Calculation           uncontrollably. The only treatment for
o        Less Dry Eye                                            this is a hard contact lens or a corneal
o        Chance of Irreversible Visual Loss Is Less              transplant.
         with the Lens                                  o        Side effects including glare, dry eye,
                                                                 halos, etc.
LASIK Benefit over Lens                                 o        Cataract procedures are more difficult to
-----------------------                                          plan in the future
o        Does Not Require Entering the Eye
o        More LASIK procedures have been performed      o        NO Reversibility
o        No potential for cataract - but if it
         occurs, just have it removed.
o        Lens could cause transient pressure elevation

Marketing & Distribution Strategy

At the current time, the company is focused on the product development and regulatory strategies. However, it is anticipated that the company will seek a marketing & distribution partner to enter the respective markets for its products, when necessary FDA approved has been achieved.

Milestones

The company is hopes to achieve its goals according to the following projected timeline:

------------------------------------------------------ ----------------
Milestone                                                   Date
------------------------------------------------------ ----------------
------- ---------------------------------------------- ----------------
        Product Development                                 Q1-06
------- ---------------------------------------------- ----------------
------- ---------------------------------------------- ----------------
        CE Mark Filing                                      Q4-06
------- ---------------------------------------------- ----------------
------- ---------------------------------------------- ----------------
        FDA IDE submission                                  Q4-06
------- ---------------------------------------------- ----------------
------- ---------------------------------------------- ----------------
        Receive CE Mark                                     Q1-07
------- ---------------------------------------------- ----------------
------- ---------------------------------------------- ----------------
        FDA Approval                                        Q3-09
------- ---------------------------------------------- ----------------

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.1 - Plan and Agreement of Reorganization by and between the Company and JIG JIG, LLC

3.5 - Articles of Amendment (Name Change)

Note: Financial Statements of JIG JIG, LLC and Pro Forma Comsolidated Financial Statements in confernance with SEC regulation, will be filed by Amendment hereto as sooon as available.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           BAYMARK TECHNOLOGIES, INC.




                                          By: /s/ William Rozakis
                                              ------------------
                                             William Rozakis, Secretary

Date: December 20, 2005